As filed with the Securities and Exchange Commission on March 17, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Frequency Therapeutics, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	47-2324450
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

75 Hayden Avenue

Lexington, MA 02421

(Address of principal executive offices) (Zip code)

Frequency Therapeutics, Inc. 2019 Incentive Award Plan

Frequency Therapeutics, Inc. 2019 Employee Stock Purchase Plan

(Full title of the plans)

David L. Lucchino

President and Chief Executive Officer

Frequency Therapeutics, Inc.

75 Hayden Avenue

Lexington, MA 02421

(781) 315-4600

(Name and address of agent for service) (Telephone number, including area code, of agent for service)

With copies to:

John Chory, Esq.

Latham & Watkins LLP

200 Clarendon Street

Boston, MA 02116

(617) 948-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☒	Smaller reporting company ☒

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for comply with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 3,569,198 shares of the Registrant’s common stock to be issued pursuant to the Frequency Therapeutics, Inc. 2019 Incentive Award Plan (the “2019 Plan”) and the Frequency Therapeutics, Inc. 2019 Employee Stock Purchase Plan (together with the 2019 Plan, the “Plans”) and for which a Registration Statement of the Registrant on Form S-8 relating to the same Plans is effective.

INCORPORATION BY REFERENCE OF CONTENTS OF REGISTRATION STATEMENTS ON FORM S-8

The contents of the Registration Statements on Form S-8 (File No. 333-234128), filed with the Securities and Exchange Commission, relating to the Plans, are incorporated herein by reference.

Item 8.	Exhibits

Exhibit Number	Description

4.1	Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on October 7, 2019)

4.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed on October 7, 2019)

5.1*	Opinion of Latham & Watkins LLP

23.1*	Consent of RSM US LLP, Independent Registered Public Accounting Firm

23.2*	Consent of Latham & Watkins LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (included on signature page)

99.2	Frequency Therapeutics, Inc. 2019 Incentive Award Plan (incorporated by reference to Exhibit 10.2 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 filed on September 23, 2019)

99.3	Frequency Therapeutics, Inc. 2019 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.13 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 filed on September 23, 2019)

107*	Filing Fee Table

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Lexington, Commonwealth of Massachusetts, on March 17, 2022.

FREQUENCY THERAPEUTICS, INC.

By:	/s/ David L. Lucchino
David L. Lucchino
President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints David L. Lucchino and Peter P. Pfreundschuh, or each of them singly, with full power to act without the other, such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments, including post-effective amendments to this registration statement, and to file the same, with exhibits and schedules thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary or desirable to be done in connection therewith as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David L. Lucchino	President, Chief Executive Officer and Director	March 17, 2022
David L. Lucchino	(Principal Executive Officer)

/s/ Peter P. Pfreundschuh	Chief Financial Officer	March 17, 2022
Peter P. Pfreundschuh	(Principal Financial and Accounting Officer)

	Chairman and Director	March 17, 2022
Marc. A. Cohen

/s/ Timothy J. Barberich	Vice Chairman and Director	March 17, 2022
Timothy J. Barberich

/s/ Cynthia L. Feldman
Cynthia L. Feldman	Director	March 17, 2022

/s/ Michael Huang
Michael Huang	Director	March 17, 2022

/s/ Robert S. Langer
Robert S. Langer, Sc.D.	Director	March 17, 2022

/s/ Joel S. Marcus
Joel S. Marcus	Director	March 17, 2022